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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Stericycle, Inc. for the registration of 137,443 shares of its common stock of our report dated February 23, 2001, with respect to the consolidated financial statements and schedule of Stericycle, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP

                                                     ERNST & YOUNG LLP

Chicago, Illinois
September 11, 2001